Exhibit 16

Ernst & Young LLP
Chartered Accountants
Ernst & Young Tower
P.O. Box 251, 222 Bay Street
Toronto-Dominion Centre
Toronto, Ontario M5K 1J7

Phone:	416/864-1234
Fax:	416/864-1174

April 9, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Ladies and gentlemen:

We have read Item 14 of the Registration Statement on Form 10, dated April 9, 2009, of JumpTV Inc. and are in agreement with the statements contained in such Item.

Toronto, Canada,	/s/ Ernst & Young LLP
April 9, 2009	Chartered Accountants
Licensed Public Accountants